UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hudson Street, 9th Floor New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described below, at the annual meeting of stockholders (the “Annual Meeting”) of Medidata Solutions, Inc. (the “Company”) held on June 1, 2016, the stockholders approved an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation (“Charter”) to delete language providing that stockholders may remove directors only for cause. To implement this stockholder action, a Certificate of Amendment of the Charter, dated June 2, 2016, was filed with the Delaware Secretary of State.

The foregoing summary description of the Charter amendment is qualified in its entirety by the full text of the Certificate of Amendment of the Company’s Charter, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on June 1, 2016, the Company’s stockholders took the following actions: (1) elected seven directors to serve on the board of directors until the Company’s next annual meeting of stockholders or until their respective successors have been elected and qualified; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement (the “Say on Pay Vote”); (3) approved an amendment to the Company’s Amended and Restated Employee Stock Purchase Plan (“ESPP”) to increase by 500,000 the number of shares of common stock authorized for issuance under the ESPP; (4) approved an amendment to the Company’s Charter to eliminate restrictions on the removal of directors; and (5) ratified the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016. For more information about the foregoing proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2016, the relevant portions of which are incorporated herein by reference.

The number of shares of common stock entitled to vote at the Annual Meeting was 57,213,008. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 54,528,135. The voting results for each proposal are set forth below.

Proposal 1. Election of Directors

All seven director nominees were elected, each having received more votes cast for than against his election, and will serve as directors until the Company’s next annual meeting of stockholders or until their respective successors have been elected and qualified. The votes cast for or withheld with respect to each nominee and the number of broker non-votes with respect to each nominee were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Tarek A. Sherif	50,534,044	466,594	3,527,497
Glen M. de Vries	50,602,130	398,508	3,527,497
Carlos Dominguez	49,634,443	1,366,195	3,527,497
Neil M. Kurtz, M.D.	49,518,631	1,482,007	3,527,497
George W. McCulloch	49,563,258	1,437,380	3,527,497
Lee A. Shapiro	50,669,815	330,823	3,527,497
Robert B. Taylor	50,090,691	909,947	3,527,497

Proposal 2. Advisory Vote on Executive Compensation (the Say on Pay Vote)

Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative. There were 48,311,179 (or 94.72%) votes cast for this proposal, and 2,468,005 (or 4.83%) votes against it, with 221,454 votes abstaining and 3,527,497 broker non-votes.

Proposal 3. Approval of Amendment to the Company’s 2014 Employee Stock Purchase Plan

Stockholders approved an amendment to the Company’s 2014 Employee Stock Purchase Plan (“ESPP”) to increase by 500,000 the number of shares of common stock authorized for issuance under the ESPP. The results of the voting included 49,681,475 (or 97.41%) votes for, 1,148,983 (or 2.25%) votes against, 170,180 votes abstaining, and 3,527,497 broker non-votes.

Proposal 4. Approval of Amendment to the Company’s Charter

Stockholders approved an amendment to the Company’s Charter to eliminate provisions restricting the removal of directors. There were 54,215,120 (or 99.42%) votes cast for this proposal, 139,004 (or 0.25%) votes against it, and 174,001 votes abstaining.

Proposal 5. Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The results of the voting included 54,256,035 (or 99.50%) votes for, 223,317 (or 0.40%) votes against, and 48,783 votes abstaining.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment of Fifth Amended and Restated Certificate of Incorporation of Medidata Solutions, Inc., dated June 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: June 7, 2016

	By:	/s/ MICHAEL I. OTNER
Name: Michael I. Otner
Title: Executive Vice President—General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Fifth Amended and Restated Certificate of Incorporation of Medidata Solutions, Inc., dated June 2, 2016.